UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 30, 2010

DPAC Technologies Corp.

(Exact Name of Registrant as Specified in Its Charter)

California	0-14843	33-0033759
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5675 Hudson Industrial Parkway, Hudson, Ohio	16056
(Address of Principal Executive Offices)	(Zip Code)

(800) 553-1170

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2010, Mr. Donald L. Murfin notified the Company that he was resigning from the Board of Directors of the Company, effective as of July 21, 2010.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2010, the Company’s Certificate of Amendment (the “Amendment”) to its Articles of Incorporation, as amended, was acknowledged by the Secretary of State of the State of California, effective as of July 6, 2010. The Amendment increased the authorized shares of the Company’s common stock to an aggregate of 500,000,000 shares. No other amendment or modification was made to the Company’s Articles of Incorporation.

The Company filed the Amendment to increase the number of authorized shares of common stock to comply with certain obligations of the Company to the holders of the Company’s Series A Preferred Stock, which require the Company to maintain an adequate quantity of authorized but unissued common stock to permit conversion of such shares of preferred stock, as previously reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2008.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 3.1	Certificate of Amendment to the Articles of Incorporation, as amended, of DPAC Technologies Corp., filed July 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DPAC TECHNOLOGIES CORP.
(Registrant)

Date: August 4, 2010	By:	/s/ Stephen J. Vukadinovich
Stephen J. Vukadinovich
Chief Financial Officer & Secretary